EXHIBIT 99

Certification of Chief Executive Officer and Chief Financial Officer of
CIGNA Corporation pursuant to 18 U.S.C. Section 1350

We certify that, to the best of our knowledge and belief, the Quarterly Report on Form 10-Q of CIGNA Corporation for the period ending September 30, 2002:

(1)	complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of CIGNA Corporation.

/s/ H. Edward Hanway	/s/ James G. Stewart
H. Edward Hanway	James G. Stewart
Chief Executive Officer	Chief Financial Officer
November 14, 2002	November 14, 2002